As filed with the Securities and Exchange Commission on January 13, 1999.
                                           Registration Statement No. 333-68715


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                               Amendment No. 1 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         -------------------------------

                                  ConAgra, Inc.
             (Exact name of registrant as specified in its charter)

                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
          Delaware                 (402) 595-4000                 47-0248710

(State or other jurisdic-  (Address, including zip code,     (I.R.S. Employer
tion of incorporation or   and telephone number, including   Identification No.)
organization)              area code, of registrant's
                           principal executive offices)

                               James P. O'Donnell
    Executive Vice President, Chief Financial Officer and Corporate Secretary
                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                                 (402) 595-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         -------------------------------


                                   Copies to:
                               David L. Hefflinger
                      McGrath, North, Mullin & Kratz, P.C.
                       Suite 1400, One Central Park Plaza
                              Omaha, Nebraska 68102
                         -------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on the dates as necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement will be effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth estimated expenses to be incurred by ConAgra in connection with the offering described in this Registration Statement:

                     Item                                 Amount
Registration Fee                                  $        480,928**
Printing Expenses*                                $         35,000
Accounting Fees and Expenses*                     $         25,000
Legal Fees and Expenses*                          $         50,000
Trustee Fees*                                     $          6,000
Rating Agency                                     $         75,000
Miscellaneous Expenses*                           $          3,072
                                                  ----------------
     TOTAL                                        $        675,000*
----------------------

*Estimated
**This fee has previously been paid by ConAgra.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Article V of the Certificate of Incorporation of ConAgra, ConAgra shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnity and reimburse pursuant thereto. No director shall be liable to ConAgra or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after September 18, 1986. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to ConAgra or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate
Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

     The by-laws of ConAgra provide for indemnification of ConAgra officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving ConAgra in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of ConAgra.

     ConAgra also maintains a director and officer insurance policy which insures the officers and directors of ConAgra and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

ITEM 16.  LIST OF EXHIBITS.

Exhibit
Number                                                Description

1.1 Form of Underwriting Agreement incorporated by reference to Exhibit 1.1 of ConAgra's Registration Statement on Form S-3 (33-55626).

4.1 Indenture dated as of October 8, 1990 between ConAgra and The Chase Manhattan Bank, Trustee incorporated by reference to Exhibit 4.1 of ConAgra's Registration Statement on Form S-3 (33-36967).

4.2 Form of Notes incorporated by reference to Exhibit 4.2 of ConAgra's Registration Statement on Form S-3 (33-55626).

5.1      Opinion of McGrath, North, Mullin & Kratz, P.C.

12.1 Statement Regarding Computation of Earnings to Fixed Charges incorporated by reference to Exhibit 12 of ConAgra's Annual Report on Form 10-K for the fiscal year ended May 31, 1998 and Exhibit 12 of ConAgra's Quarterly Report on Form 10-Q for the quarter ended August 30, 1998.

23.1     Consent of McGrath,  North,  Mullin & Kratz, P.C.  (included in Exhibit
         5.1).

23.2     Consent of Deloitte & Touche.*

24       Powers of Attorney.*

25       Form T-1 Statement of Eligibility.*
-------------
*Previously filed

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, ConAgra, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 13th day of January, 1999.

                                            CONAGRA, INC.

                                             /s/ Bruce Rohde
                                      By:____________________________________
                                          Bruce Rohde
                                          Chairman, Chief Executive Officer
                                          President

     Pursuant to the requirements of the Securities Act of 1933 this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of January, 1999.

         Signature                                    Title
/s/ Bruce Rohde
_______________________________     Chairman, Chief Executive Officer, President
Bruce Rohde                            and Director
/s/ James P. O'Donnell
_____________________________     Executive Vice President
James P. O'Donnell                Chief Financial Officer and Corporate
                                  Secretary
                                  (Principal Financial Officer)
/s/ Kenneth W. DiFonzo
_____________________________     Senior Vice President and Corporate Controller
Kenneth W. DiFonzo                (Principal Accounting Officer)

Philip B. Fletcher*                 Director
C. M. Harper*                       Director
Robert A. Krane*                    Director
Mogens Bay*                         Director
Carl E. Reichardt*                  Director
Ronald W. Roskens*                  Director
Marjorie M. Scardino*               Director
Walter Scott, Jr.*                  Director
Kenneth E. Stinson*                 Director
Jane J. Thompson*                   Director
Thomas R. Williams*                 Director
Clayton K. Yeutter*                 Director

*Bruce Rohde, by signing his name hereto, signs this Amendment to Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bruce Rohde to sign this Amendment to Registration Statement on behalf of each of the indicated Directors of ConAgra, Inc. was previously filed hereto as Exhibit 24.


                                        /s/ Bruce Rohde
                                  By:________________________________________
                                         Bruce Rohde
                                         Attorney-In-Fact

                                INDEX OF EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION                                               PAGE
1.1      Form of Underwriting Agreement incorporated by reference to Exhibit 1.1 of ConAgra's Registration Statement on Form S-3 (33-55626).

4.1      Indenture  dated as of October 8, 1990  between  ConAgra  and The Chase
         Manhattan Bank, Trustee incorporated by reference to Exhibit 4.1 of ConAgra's Registration Statement on Form S-3 (33-36967).

4.2      Form of Notes  incorporated  by  reference  to Exhibit 4.2 of ConAgra's
         Registration Statement on Form S-3 (33-55626).

5.1      Opinion of McGrath, North, Mullin & Kratz, P.C.

12.1     Statement   Regarding   Computation   of  Earnings  to  Fixed   Charges
         incorporated  by reference to Exhibit 12 of ConAgra's  Annual Report on
         Form 10-K for the  fiscal  year  ended May 31,  1998 and  Exhibit 12 of
         ConAgra's  Quarterly  Report on Form 10-Q for the quarter  ended August
         30, 1998.

23.1     Consent of McGrath,  North,  Mullin & Kratz, P.C.  (included in Exhibit
         5.1).

23.2     Consent of Deloitte & Touche.*

24       Powers of Attorney.*

25       Form T-1 Statement of Eligibility.*

____________
*Previously filed